Exhibit 99.1

Saia Reports Record Fourth Quarter and Full Year Results

JOHNS CREEK, GA. – February 4, 2019 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported fourth quarter and year-end 2018 financial results.

Fourth quarter 2018 revenue and operating income increased 12.9% and 45.4%, respectively, compared to the fourth quarter of 2017.  Diluted earnings per share in the quarter were $0.97 compared to $1.82 in the fourth quarter 2017.  Fourth quarter 2017 adjusted diluted earnings per share1 were $0.53.

For the full year 2018, revenue and operating income rose 17.7% and 49.1%, respectively.  Annual diluted earnings per share in 2018 were $3.99 compared to $3.49 in 2017.  Full year adjusted diluted earnings per share1 were $2.19 in 2017.

During the fourth quarter of 2017, the Company recorded a reduction in deferred income tax liability that was required as a result of the passage of the Tax Cuts and Jobs Act.  The 2017 adjusted EPS for the fourth quarter and full year excludes the gain associated with the reduction of this liability.

Highlights from our fourth quarter and full year operating results were as follows:

Fourth Quarter 2018 Compared to Fourth Quarter 2017 Results

•	Revenues were $407 million, a 12.9% increase
•	Operating income was $33.3 million, a 45.4% increase
•	Operating ratio improved by 180 basis points to 91.8
•	LTL shipments per workday decreased 0.2%
•	LTL tonnage per workday decreased 0.6%
•	LTL revenue per hundredweight increased 12.0%
•	LTL revenue per shipment rose 11.6% to $234.33

Full Year 2018 Results Compared to Full Year 2017 Results

•	Revenue rose 17.7% to a record $1.65 billion
•	Operating income was another record at $141.2 million, a 49.1% increase
•	Operating ratio improved 180 basis points to a record 91.5 from 93.3
•	LTL shipments per workday increased 4.4%
•	LTL tonnage per workday increased 6.6%
•	LTL revenue per hundredweight increased 10.2%
•	LTL revenue per shipment 12.5% to $227.08

“2018 was a record year for our company and our value proposition was supported by our consistent approach to pricing for profitability and supplemented by our growing presence in new markets in the Northeast”, said Saia Chief Executive Officer, Rick O’Dell.  “Business to and from the Northeast is running at an annualized rate of approximately

Saia, Inc. Fourth Quarter 2018 Results

$150 million exiting 2018 and we have four to six new terminal openings scheduled in new Northeastern markets in 2019”, O’Dell continued.

“Approximately 75% of the freight moves we are handling in the Northeast are for customers who were already using Saia in other markets and understand the value proposition we offer.  In the fourth quarter our on-time service metric averaged 98% and our cargo claims ratio was .75%”, stated O’Dell.

“Our yield in the fourth quarter improved by 12.0%, marking the 34th consecutive quarter of year-over-year improvement.  As we are able to offer a more complete coverage map to customers, we add value to their supply chain and we are in a good position to grow with the customer”, concluded O’Dell.

Financial Position and Capital Expenditures

Total debt was $122.9 million at December 31, 2018 and inclusive of the cash on-hand, net debt to total capital was 14.8%.  This compares to total debt of $132.9 million and net debt to total capital of 18.0% at December 31, 2017.

Net capital expenditures in 2018 were $251.7 million including equipment acquired with capital leases.  This compares to $217.0 million in net capital expenditures in 2017.  In 2019, we anticipate net capital expenditures of approximately $300 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 888-394-8218 or 323-794-2588 referencing conference ID #9174082.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through March 4, 2019 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 160 terminals in 41 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions

Saia, Inc. Fourth Quarter 2018 Results

including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (15) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and potential changes to the North American Free Trade Agreement and to certain international tariffs; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums under its auto liability policy; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) disruption in or failure of the Company’s technology including services essential to operations of the Company and/or cyber security risk; (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

FOOTNOTE

1Non-GAAP Financial Disclosure and Reconciliation:

The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017 and lowers U.S. corporate income tax rates as of January 1, 2018, among other changes.  The impact of the Tax Act for 2017 was a reduction of deferred income tax liability due to the effects of the remeasurement of deferred tax assets at lower enacted corporate tax rates.  Management believes that presenting the Company’s 2017 results excluding the Tax Act is meaningful as excluding this item increases the comparability of period-to-period results.  Diluted earnings per common share excluding the impact of the Tax Act for 2017 is a non-GAAP financial measure.  Non-GAAP financial measures do not have definitions under GAAP and may be defined differently by and not be comparable to similar non-GAAP measures used by other companies.  The table below presents the calculation of diluted earnings per common share, excluding the impact of the Tax Act from 2017:

Saia, Inc. and Subsidiaries
Non-GAAP Diluted Earnings Per Share and Reconciliation to GAAP
For the Quarters and Years Ended December 31, 2018 and 2017
(Unaudited)

	Fourth Quarter		Years
	2018	2017	2018	2017

Diluted earnings per share	$0.97	$1.82	$3.99	$3.49
Less: Diluted earnings per share impact of Tax Cuts and Jobs Act	-	(1.29)	-	(1.30)
Adjusted diluted earnings per share	$0.97	$0.53	$3.99	$2.19

# # #

CONTACT:Saia, Inc.

Doug Col

dcol@saia.com

678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,194	$4,720
Accounts receivable, net (1)	181,612	170,278
Prepaid expenses and other	29,567	28,251
Total current assets	213,373	203,249

PROPERTY AND EQUIPMENT:
Cost	1,521,341	1,289,994
Less: accumulated depreciation	628,283	554,214
Net property and equipment	893,058	735,780
OTHER ASSETS	27,312	28,286
Total assets	$1,133,743	$967,315

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable (1)	$78,994	$57,438
Wages and employees' benefits	48,116	39,748
Other current liabilities	64,118	55,657
Current portion of long-term debt	18,082	14,083
Total current liabilities	209,310	166,926

OTHER LIABILITIES:
Long-term debt, less current portion	104,777	118,833
Deferred income taxes	86,893	59,423
Claims, insurance and other	36,899	39,639
Total other liabilities	228,569	217,895

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	254,738	246,454
Deferred compensation trust	(3,381)	(3,486)
Retained earnings (1)	444,481	339,500
Total stockholders' equity	695,864	582,494
Total liabilities and stockholders' equity	$1,133,743	$967,315

(1) - These accounts have been retrospectively adjusted for the January 1, 2018 adoption of the Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2018 and 2017
(Amounts in thousands, except per share data)
(Unaudited)

	Fourth Quarter		Years
	2018	2017 (1)	2018	2017 (1)
OPERATING REVENUE	$406,750	$360,196	$1,653,849	$1,404,703

OPERATING EXPENSES:
Salaries, wages and employees' benefits	216,557	194,579	872,722	766,790
Purchased transportation	28,659	28,185	123,904	107,702
Fuel, operating expenses and supplies	79,818	71,329	325,000	268,090
Operating taxes and licenses	12,779	11,242	50,089	43,330
Claims and insurance	8,339	9,152	38,425	37,162
Depreciation and amortization	27,188	22,495	102,153	87,102
Loss (gain) from property disposals, net	74	286	379	(183)
Total operating expenses	373,414	337,268	1,512,672	1,309,993

OPERATING INCOME	33,336	22,928	141,177	94,710

NONOPERATING EXPENSES (INCOME):
Interest expense	1,328	1,289	5,418	5,051
Other, net	310	(149)	(74)	(92)
Nonoperating expenses, net	1,638	1,140	5,344	4,959

INCOME BEFORE INCOME TAXES	31,698	21,788	135,833	89,751
Income tax expense (benefit)	6,318	(26,001)	30,852	(1,378)
NET INCOME	$25,380	$47,789	$104,981	$91,129

Average common shares outstanding - basic	25,791	25,589	25,762	25,518
Average common shares outstanding - diluted	26,289	26,189	26,291	26,086

Basic earnings per share	$0.98	$1.87	$4.08	$3.57
Diluted earnings per share	$0.97	$1.82	$3.99	$3.49

(1) - Fourth quarter and year ended 2017 amounts have been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2018 and 2017
(Amounts in thousands)
(Unaudited)
	Years
	2018	2017
OPERATING ACTIVITIES:
Net cash provided by operating activities	$256,436	$157,846
Net cash provided by operating activities	256,436	157,846

INVESTING ACTIVITIES:
Acquisition of property and equipment	(223,672)	(186,696)
Proceeds from disposal of property and equipment	1,088	5,172
Net cash used in investing activities	(222,584)	(181,524)

FINANCING ACTIVITIES:
Repayment of long-term debt	–	(7,143)
Borrowing (repayment) of revolving credit agreement, net	(23,000)	43,000
Proceeds from stock option exercises	4,165	4,480
Shares withheld for taxes	(1,396)	(1,250)
Other financing activity	(16,147)	(12,228)
Net cash provided by (used in) financing activities	(36,378)	26,859

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,526)	3,181
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	4,720	1,539
CASH AND CASH EQUIVALENTS, END OF YEAR	$2,194	$4,720

NON-CASH ITEMS:
Equipment financed with capital leases	$29,090	$35,483

Saia, Inc. Fourth Quarter 2018 Results

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended December 31, 2018 and 2017
(Unaudited)

				Fourth Quarter
	Fourth Quarter		%	Amount/Workday		%
	2018	2017	Change	2018	2017	Change
Workdays				62	61
Operating ratio (1)	91.8%	93.6%
LTL tonnage (2)	1,115	1,104	1.0	17.99	18.10	(0.6)
LTL shipments (2)	1,687	1,663	1.4	27.22	27.27	(0.2)
LTL revenue/cwt.	$17.72	$15.82	12.0
LTL revenue/shipment	$234.33	$210.02	11.6
LTL pounds/shipment	1,322	1,327	(0.4)
LTL length of haul (3)	837	828	1.1

(1)	Fourth quarter 2017 operating ratio has been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.
(1)	Fourth quarter 2017 operating ratio has been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

(2) In thousands.

(3) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.  2017 LTL operating statistics have been restated to reflect this presentation.

Saia, Inc. and Subsidiaries
Financial Information
For the Years Ended December 31, 2018 and 2017
(Unaudited)

				Year Over Year
	Year Over Year		%	Amount/Workday		%
	2018	2017	Change	2018	2017	Change
Workdays				253	252
Operating ratio (1)	91.5%	93.3%
LTL tonnage (2)	4,801	4,485	7.0	18.97	17.80	6.6
LTL shipments (2)	7,103	6,775	4.9	28.08	26.88	4.4
LTL revenue/cwt.	$16.80	$15.24	10.2
LTL revenue/shipment	$227.08	$201.81	12.5
LTL pounds/shipment	1,352	1,324	2.1
LTL length of haul (3)	837	811	3.2

(1)	2017 operating ratio has been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

(2)	In thousands.

(3) In miles.